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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 T-NETIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                  T-NETIX, INC.
                               2155 CHENAULT DRIVE
                                    SUITE 410
                              CARROLLTON, TX 75006
                                 (972) 241-1535

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 2003

To the Stockholders of T-NETIX, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of T-NETIX, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 28, 2003, at 10:00 a.m. local time at the Hotel Intercontinental, 15201 Dallas Parkway, Addison, Texas 75001 for the following purposes:

                  1. To elect four directors of the Company to hold office until the 2006 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

                  2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The names of the nominees for directors are set forth in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on March 26, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record on March 26, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         A copy of the Company's 2002 Annual Report to Stockholders, which includes the Company's consolidated financial statements, was mailed with this Notice on or about April 18, 2003 to all stockholders of record on the record date. The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") may be obtained without charge upon written request directed to the Secretary of the Company at the address above. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

         Whether or not you expect to attend the Annual Meeting, YOU SHOULD COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. The proxy card must be signed and returned in order to be counted. In the alternative, you may vote by internet or telephone as noted on the proxy card.

                                         By Order of the Board of Directors,



                                         WAYNE A. JOHNSON, II
                                         Corporate Secretary

Carrollton, Texas
April 10, 2003

                                  T-NETIX, INC.
                               2155 CHENAULT DRIVE
                                    SUITE 410
                              CARROLLTON, TX 75006
                                 (972) 241-1535

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 2003

INTRODUCTION

         This Proxy Statement is furnished to the stockholders of T-NETIX, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 28, 2003, at 10:00 A.M. local time at the Hotel Intercontinental, 15201 Dallas Parkway, Addison, Texas 75001, and at any adjournments thereof. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were first mailed on or about May 1, 2003 to the stockholders of record at the close of business on March 26, 2003 (the "Record Date").

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company has arranged for Mellon Investor Services to serve as its agent to coordinate and oversee the return of proxy cards. It is determined that the cost of these services will be approximately $2,000. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal communication by officers and regular employees of Mellon Investor Services and the Company.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 15,052,210 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each director to be elected and on all other matters on which stockholders are entitled to vote. There is no cumulative voting in the election of directors.

         Stockholders of T-NETIX, Inc. can ensure that their shares are voted at the Annual Meeting by submitting their instructions by telephone, by internet, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. The inspectors of election appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. Attendance in person or by proxy of holders of a majority of the outstanding Common Stock is required for a quorum at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect the directors, and the affirmative majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each of the other matters to be voted upon at the Annual Meeting. With respect to the election of directors, votes may be cast or withheld. Votes that are withheld will be excluded from the vote and will have no effect. With respect to other matters presented in this proxy statement and brought before the stockholders at the Annual Meeting, the inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will be treated as a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present for purposes of determining the presence of a quorum, but not be considered as present and entitled to vote with respect to that matter. Should any matter not described in the proxy statement be properly presented at the Annual Meeting, the persons named on the proxy card will vote in accordance with their judgment.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by (1) filing a written notice of revocation with the Secretary of the Company at the Company's principal executive offices, 2155 Chenault Drive, Suite 410, Carrollton, Texas 75006, regardless of the manner of the original vote, (2) only if the prior vote was by telephone, casting a subsequent vote by telephone before the Annual Meeting, (3) only if the prior vote was by internet, casting a subsequent vote by internet prior to the Annual Meeting, (4) only if the original vote was by written proxy, duly executing and delivering a proxy bearing a later date, or (5) attending the Annual Meeting and voting in person, regardless of the manner of the original vote. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SUMMARY OF PROPOSALS

         Stockholders will be asked to vote upon the following proposal at the Annual Meeting:

         o        Election of the following four persons to the Board of
                  Directors: Martin T. Hart, John H. Burbank, III, W.P. Buckthal and B. Holt Thrasher.

         WHERE A STOCKHOLDER'S PROXY SPECIFIES A CHOICE WITH RESPECT TO A MATTER TO BE VOTED UPON AT THE ANNUAL MEETING, THE STOCKHOLDER'S CHOICE WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS THEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED, UNLESS AUTHORITY TO DO SO IS WITHHELD, FOR THE ELECTION OF THE FOUR NOMINEES RECOMMENDED BY THE BOARD.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         The names, ages, positions with the Company and the business experience over the past five years of each of the directors and executive officers is set forth below. Each director has served continuously with the Company since the date indicated below.

                                                                                        TERM TO
         NAME                               AGE          POSITION(s)            SINCE   EXPIRE
         ----                               ---          -----------            -----   ------
         Daniel M. Carney .............     71      Chairman and Director        1991    2005
         Robert A. Geist ..............     62      Director(1)                  1994    2005
         James L. Mann ................     68      Director(1)                  1995    2005
         Martin T. Hart ...............     66      Director(2)                  1997    2003
         John H. Burbank, III .........     39      Director(2)                  1999    2003
         Daniel J. Taylor .............     59      Director(2)                  1999    2004
         W.P. Buckthal ................     75      Director(1)                  1999    2003
         B. Holt Thrasher .............     42      Director                     1999    2003
         Richard E. Cree ..............     53      Director, CEO                1999    2004
         Peter F. Meitzner ............     47      President                     N/A     N/A
         Henry G. Schopfer, III .......     56      Chief Financial Officer       N/A     N/A
         Thomas E. Larkin .............     44      Director, EVP Business
                                                    Development                  2000    2004
         Wayne A. Johnson, II .........     54      EVP, General Counsel,
                                                    Corp. Secretary               N/A     N/A

---------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

         Mr. Carney has served as a director of the Company since 1991 and as Chairman since 1998. Since 1997, Mr. Carney has been a private investor. He co-founded Pizza Hut, Inc. in 1958 and served as Chairman of the Board until 1975, and as a director through 1977 when Pizza Hut was acquired by PepsiCo, Inc.

         Mr. Geist has served as a director of the Company since August 1994. Since 1979, he has been Chairman of the Board and Chief Executive Officer of Rage Administrative & Marketing Services, Inc., a management company for Pizza Hut franchises. Since 1991, he has been a director of Beauty Warehouse, Inc. (a franchisor of beauty salons and professional beauty products).

         Mr. Mann became a director of the Company in September 1995. Mr. Mann has been Chairman of the Board of SunGard Data Systems, Inc. since 1987. He was Chief Executive Officer of SunGard from 1986 to August 2002, President from 1986 to 2000, and Chief Operating Officer from 1983 to 1985. Mr. Mann is a director of SunGard.

         Mr. Hart has served as a director of the Company since 1997. Mr. Hart is a Denver-based businessman and investor. Mr. Hart serves as a director of MassMutual Corporate Investors, an investment company, MassMutual Participation Investors, an investment company, ValueClick, Inc. and Spectranetics, Inc.

         Mr. Burbank has served as a director of the Company since February 1999. Since 1999, Mr. Burbank has been the Director of Research at St. Claire Capital, a hedge fund. From 1996 to 1999, Mr. Burbank was the Director of Research at ValueVest Management Co., a global value hedge fund. From 1993 to 1994, Mr. Burbank was a joint venture partner in Odwalla, Inc., a fresh juice company.

         Mr. Taylor has served as a director of the Company since February 1999. Since 1996, Mr. Taylor has been a private investor. From 1993 to 1996, Mr. Taylor was Chairman of the Board of Advantage Companies, Inc., a holding company with subsidiaries that operated rental-purchase stores. From 1977 to 1992, Mr. Taylor was Chairman of the Board of various Pizza Hut franchise companies. In addition, Mr. Taylor served as the Senior Vice President of Finance for Pizza Hut, Inc.

         Mr. Buckthal has served as a director of the Company since June 1999. Mr. Buckthal has been an independent geologist and oil and gas producer in Amarillo, Texas for the past thirty-five years. Prior to that, he was a geologist for Hamilton Brothers for three years and for Texaco for ten years. He is a member of the American Association of Petroleum Geologists and has been active in that organization's Division of Professional Affairs, including serving as national board secretary. He has also served on the Alumni Advisory Counsel of the School of Geology and Geophysics at the University of Oklahoma.

         Mr. Thrasher has served as a director of the Company since June 1999. Holt Thrasher is Managing Director of Mooreland Partners LLC, a communication industry consulting organization. He is a former Partner of Broadview Holdings, a global information technology merger and acquisition advisory and investment firm focusing on the Communications Software and Services Industry. Before joining Broadview, Mr. Thrasher was a consultant with Omnipoint, a PCS service provider and developer of wireless communications equipment. Earlier, he was a vice president at Smith Barney and prior to that an associate at Brown Brothers Harriman, both investment banking firms. Mr. Thrasher serves as a director of the Kairos Foundation, the Connecticut League of Conservation Voters, and Audubon Connecticut (the State Office of the National Audubon Society), all non-profit organizations.

         Mr. Cree, CEO since November 2002, served as Chief Operating Officer of the Company from June 1999 through March 2000 and EVP Business Development through November 2002. He has been a director of the Company since June 1999. From 1989 to 1999, Mr. Cree was the Chief Executive Officer and President of Gateway Technologies, Inc. From 1982 to 1988, Mr. Cree was Executive Vice President of American Republic Bancshares, a bank holding company based in New Mexico. From 1971 to 1982, Mr. Cree served as President and Chief Executive Officer of C-Five, a telecommunications company specializing in the manufacture and development of peripheral telecommunications equipment.

         Mr. Larkin served as President of the Company from March 2000 through November 2002, and as Chief Executive Officer from November 2000 through November 2002. He was Vice-Chairman from November 2002 until April 2003, when he became EVP Business Development. From 1999 to 2000, he served as Executive Vice President of Sales. From June 1997 to 1999, Mr. Larkin was the Vice President Government and Carrier Relations with Rostelsat Jupiter Investments, an international trade broker. From January 1997 to June 1997, Mr. Larkin was Regional Sales Manager for Palmer Wireless, a wireless communications services company. From 1992 to 1997, Mr. Larkin was the Director of Business Development and Government Sales for Ramoil Management Company, an international trade broker. From 1991 to 1992, Mr. Larkin was Director of National Accounts for Nextel Communications, a wireless communications services company. From 1983 to 1991, Mr. Larkin served in varying positions including General Manager for McCaw Cellular Communications, a wireless communications services company.

         Mr. Meitzner has been employed with the Company since 1991. He was appointed Executive Vice President, Sales and Operations in July 2001 and as President in November 2002. Prior to that, he served as President of TELEQUIP Labs, Inc., a wholly-owned subsidiary of the Company since January 2001. Before joining TELEQUIP, Mr. Meitzner was Vice President of Sales, Western Region from 1997 to 2000, and Sales and Marketing Director from 1995 to 1997. Prior to joining T-NETIX, Mr. Meitzner founded and managed several inmate calling companies.

         Mr. Schopfer has been the Company's Chief Financial Officer since July 2001. Prior to joining T-NETIX, he served as Executive Vice President and CFO for Wireless One, Inc. Additional CFO experience includes eight years with Daniel Industries, Inc. Prior to Daniel Industries, he was a Senior Audit Manager with PricewaterhouseCoopers and has nine years experience with Big 5 CPA firms.

         Mr. Johnson joined T-NETIX in December 2000. He previously served as Vice-President, General Counsel and Secretary until November 2002, when his first title became Executive Vice-President. Prior to joining the Company Mr. Johnson was in the private practice of law. During his career he has served as founder, officer, director and owner of various public and private businesses. Mr. Johnson also serves as a director of American Medical Technologies, Inc. and as Vice President and a director of the Gulf of Mexico Foundation, a non-profit organization.

BOARD AND COMMITTEE MEETINGS

         During 2002, the Board met on four occasions. All other actions taken by the Board during 2002 were accomplished by means of unanimous written consent. During 2002, all directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they were members, except for Mr. Thrasher and Mr. Geist, who attended 50% of the Board meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee reviews the results and scope of the annual audit and other accounting related services, oversees the Company's internal financial control systems and procedures, reviews and approves the Company's financial statements, and coordinates and approves the activities of the Company's auditors. The Audit Committee, which is currently comprised of Mr. Hart (Chairman), Mr. Burbank and Mr. Taylor, met four times during 2002, all of which were attended by KPMG LLP, the Company's independent auditors. All members of the Audit Committee are directors, but not officers or employees of the Company. See "Report by the Audit Committee".

         The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. See the "Report by the Compensation Committee on Executive Compensation". The Compensation Committee is currently comprised of Mr. Mann (Chairman), Mr. Buckthal, and Mr. Geist. The Compensation Committee met twice during 2002.

DIRECTOR COMPENSATION

         Each non-employee director of the Company receives:

         o $1,000 for each regular meeting of the Board attended and reimbursement of any expenses directly incurred to attend such meetings;

         o stock options for 20,000 shares of Common Stock upon initial selection to the Board pursuant to the Company's Non-Qualified Stock Option Plan or its 2002 Stock Option Plan.

         Directors who are also employees of the Company do not receive compensation for their service on the Board. The Company also provides directors' and officers' liability insurance and indemnity agreements for its directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The three members of the Compensation Committee, Messrs. Mann, Buckthal and Geist, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission. The Compensation Committee determined the compensation for the Company's chief executive officer for 2002 and granted stock options in 2002 under the Company's stock option plans. See "Stock Option Plans".

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of March 26, 2003, there were 15,052,210 shares of Common Stock outstanding held of record by stockholders. The following table sets forth as of March 26, 2003, the number and percentage of shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (b) each current director of the Company, (c) each named executive officer of the Company, and (d) all directors and executive officers of the Company as a group. For purposes of this Proxy Statement, Richard E. Cree, Peter F. Meitzner, Henry G. Schopfer, III, Thomas E. Larkin and Wayne A. Johnson, II are referred to as the "Named Executive Officers" of the Company.

         NAME AND ADDRESS                                           AMOUNT AND NATURE          PERCENT OF OUTSTANDING
         OF BENEFICIAL OWNER(1)                                 OF BENEFICIAL OWNERSHIP(2)          COMMON STOCK
         ----------------------                                 --------------------------     ----------------------
         Daniel M. Carney...............................                 1,979,863(3)                   13.2%
              Tallgrass Executive Park
              Building 1900
              8100 East 22nd Street North
              Wichita, KS 67226
         W.P Buckthal...................................                 673,856(4)                      4.5%
         Richard E. Cree................................                 656,646(5)                      4.4%
         Robert A. Geist................................                 310,000(6)                      2.1%
         Daniel J. Taylor...............................                 569,767(7)                      3.8%
         Martin T. Hart.................................                  65,000(8)                       *
         James L. Mann..................................                  36,900(9)                       *
         John H. Burbank, III...........................                  24,450(10)                      *
         B. Holt Thrasher...............................                  19,200(11)                      *
         Peter F. Meitzner..............................                  65,625(12)                      *
         Henry G. Schopfer, III.........................                  37,500(13)                      *
         Thomas E. Larkin...............................                 300,000(14)                     2.0%
         Wayne A. Johnson, II...........................                  33,750(15)                      *
         All executive officers and directors of the
              Company as a group (13 persons)...........               4,772,557                        31.7%

---------
      *   Less than 1.0%.

     (1) Unless otherwise indicated in the table, the address for each person listed is c/o T-NETIX, Inc., 2155 Chenault Drive, Suite 410, Carrollton, TX 75006.

     (2) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 26, 2003, are deemed to be outstanding for computing the percentage of ownership of the person holding the options. Unless otherwise indicated in the footnotes of this table, each person listed has sole voting power and investment power over the shares of Common Stock listed as beneficially owned by that person.

     (3) Includes (i) 68,223 shares issuable pursuant to warrants exercisable within 60 days of March 26, 2003; and (ii) 20,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (4) Includes 15,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (5) Includes (i) 60,085 shares owned by family trusts for which Mr. Cree is Trustee; and (ii) 286,046 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (6) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (7) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (8) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (9) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (10) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (11) Includes 15,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (12) Includes 65,625 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (13) Includes 37,500 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (14) Includes 280,000 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

     (15) Includes 33,750 shares issuable pursuant to options exercisable within 60 days of March 26, 2003.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning all compensation received by the Named Executive Officers of the Company for services rendered for the three years ended December 31, 2002. No restricted stock awards, long-term incentive plan payouts, or stock appreciation rights ("SARS") were granted to Mr. Cree, Mr. Meitzner, Mr. Schopfer, Mr. Larkin or Mr. Johnson in such years.

                          SUMMARY COMPENSATION TABLE(1)

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                            SECURITIES
                                                               ANNUAL COMPENSATION ($)      UNDERLYING
                                                 FISCAL     ----------------------------     OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR      SALARY    BONUS (2)    OTHER    (IN SHARES)   COMPENSATION ($)(8)
---------------------------                      ------     -------   ---------    -----   ------------   -------------------
Richard E. Cree(3) ...........................    2002      205,000     24,655        --       100,000            5,882
     Chief Executive Officer                      2001      184,554    135,048        --       120,000            5,175
                                                  2000      190,000     50,000        --       100,000               --

Peter F. Meitzner(4) .........................    2002      165,000      6,615        --       100,000           39,913
     President                                    2001      152,923    110,289        --        67,500            8,882

Henry G. Schopfer, III(5) ....................    2002      190,000     20,520        --        50,000           10,116
     Chief Financial Officer                      2001       83,769     81,029     2,485       100,000           37,209

Thomas E. Larkin(6) ..........................    2002      250,000     14,700        --       100,000           59,996
     EVP Business Development                     2001      183,846    225,080        --       280,000           19,135
                                                  2000      176,000     65,000        --       185,000               --

Wayne A. Johnson, II(7) ......................    2002      163,000     12,100        --        25,000           34,157
     EVP/General Counsel/Corp Secretary           2001      124,384     74,276        --        90,000            5,919
                                                  2000        4,985         --        --            --               --

----------
     (1) With respect to each of the individuals named in the Summary Compensation Table, the aggregate amount of perquisites and other personal benefits received did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for each individual, except for those specifically noted.

     (2) Bonuses, if applicable, were awarded pursuant to Management Incentive Programs described below under "Management Incentive Programs".

     (3) Appointed CEO in November, 2002. Currently Mr. Cree has an annual salary of $265,000.

     (4) Appointed President in November, 2002. Currently Mr. Meitzner has an annual salary of $205,000.

     (5) Mr. Schopfer was employed in June 2001. Currently Mr. Schopfer has an annual salary of $200,000.

     (6) Appointed CEO in November 2000; appointed to Vice-Chairman from November 2002 until April 2003, when he became EVP Business Development. Currently Mr. Larkins has an annual salary of $250,000.

     (7) Mr. Johnson was employed in December 2000. Currently Mr. Johnson has an annual salary of $163,000.

     (8) The amounts in this column for the year ended December 31, 2002 include: (a) company matching contributions to our 401(k) savings plan of $2,884 for Mr. Schopfer, $2,472 for Messrs. Meitzner and Larkin and $2,730 for Mr. Cree; (b) payment of medical and dental insurance premiums of $5,644 for Messrs. Larkin, Schopfer and Johnson, $6,416 for Mr. Meitzner and $1,829 for Mr. Cree; (c) payment of term life and disability insurance premiums of $1,622 for Mr. Larkin, $1,588 for Mr. Schopfer, $1,013 for Mr. Johnson, $1,263 for Mr. Cree and $1,025 for Mr. Meitzner; and (d) payments of relocation expenses of $50,000 for Mr. Larkin, $27,500 for Mr. Johnson and $30,000 for Mr. Meitzner.

STOCK OPTION PLANS

         The Company's 2001 Stock Option Plan, adopted by the Company on June 28, 2001, provides that options for Common Stock may be granted to such key employees, including officers and directors who are also employees, of the Company or its subsidiaries whom the Board of Directors deems to be important to the future of the Company or its subsidiaries. The Company's 1993 Incentive Stock Option Plan, adopted by the Company on May 1, 1993, and the

Company's 1991 Incentive Stock Option Plan, adopted by the Company on January 10, 1991 (together, the "Plans"), provide that options for Common Stock may be granted to such key employees, including officers and directors who are also employees, of the Company or its subsidiaries whom the Board of Directors deems to be important to the future of the Company or its subsidiaries. The Non-Qualified Stock Option Plan adopted by the Company on January 10, 1991, provides that options for Common Stock may be granted to eligible employees, officers and directors of the Company or its subsidiaries. The period for which an option is granted under all four plans may not exceed ten years from the date of the grant. In general, an optionee may not exercise any part of an option granted under the Plans unless the optionee has been in the continuous employment of the Company or a subsidiary at all times from the date of the grant until the date three months prior to the date of exercise. The Board of Directors determines the option price per share at the time an option is granted and the option price cannot be less than 100 percent of the fair market value of the Common Stock on the date of grant. Currently, there are 5,850,000 shares authorized for grant pursuant to the four Plans. Of this amount, as of March 26, 2003, options for 3,206,629 shares of Common Stock are outstanding.

         The Board may amend these plans at any time but may not, without shareholder approval, adopt any amendment that would (i) materially increase the benefits accruing to the participants, (ii) materially modify the eligibility requirements, or (iii) increase the maximum number of shares which may be issued under each plan.

         The following table sets forth information concerning stock options granted to each of the Named Executive Officers during 2002 and the potential realizable value for the stock options based on future appreciation assumptions.

                              OPTION GRANTS IN 2002

                                                  CUMULATIVE
                                                  PERCENT OF
                                                     TOTAL                              POTENTIAL REALIZABLE
                                                    OPTIONS                                VALUE AT ASSUMED
                                      NUMBER OF    GRANTED                              ANNUAL RATES OF STOCK
                                     SECURITIES      TO       EXERCISE                 PRICE APPRECIATION FOR
                                     UNDERLYING   EMPLOYEES   OR BASE                      OPTION TERM(3)
                                       OPTIONS    IN FISCAL    PRICE      EXPIRATION   ----------------------
NAME                                 GRANTED(1)    YEAR(2)     ($/SH)        DATE         5%             10%
----                                 ----------  ----------   --------    ----------   --------      --------
Richard E. Cree .................      100,000      17.2%     $   2.97      4/08/12    $186,782      $473,342
Peter F. Meitzner ...............      100,000      17.2%     $   2.97      4/08/12    $186,782      $473,342
Henry G. Schopfer, III ..........       50,000       8.6%     $   2.97      4/08/12    $ 93,931      $236,671
Thomas E. Larkin ................      100,000      17.2%     $   2.97      4/08/12    $186,782      $473,342
Wayne A. Johnson, II ............       25,000       4.3%     $   2.97      4/08/12    $ 46,695      $118,335

     (1)  Options are subject to vesting equally over 4 years.

     (2) The percent is based upon options to purchase an aggregate of 582,500 shares of Common Stock granted to employees of the Company under its incentive Stock Option Plans during 2002.

     (3) Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options assuming that market price of Common Stock appreciates at the specified annual rates of appreciation, compounded annually over the terms of the options. These numbers are calculated based upon rules promulgated by the SEC and are not intended by the Company to forecast possible appreciation of the price of shares of Common Stock. Actual gains, if any, depend on the future performance of Common Stock and overall market conditions.

         The following table sets forth information about the number and value of unexpired stock options held at December 31, 2002, by each of the Named Executive Officers.


         AGGREGATED OPTION EXERCISES IN 2002 AND YEAR END OPTION VALUES

                                                               NUMBER OF SHARES                VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                              SHARES                     OPTIONS AT FISCAL YEAR END(#)          FISCAL YEAR END($)(1)
                            ACQUIRED ON      VALUE       -----------------------------     ----------------------------
NAME                        EXERCISE(#)   REALIZED($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                        -----------   -----------    -----------     -------------     -----------    -------------
Thomas E. Larkin .........      --            --           188,750          411,250               --            --
Richard E. Cree ..........      --            --           261,046          175,000         $ 70,418            --
Henry G. Schopfer, III ...      --            --            25,000          125,000               --            --
Peter F. Meitzner ........      --            --            40,625          159,375               --            --
Wayne A. Johnson, II .....      --            --            27,500           97,500               --            --

---------
     (1) Represents the difference between option exercise price and the closing sales price per share of the Common Stock as quoted on NASDAQ on December 31, 2002 ($2.01 per share), multiplied by the number of shares of Common Stock issuable upon exercise of these options.

MANAGEMENT INCENTIVE PROGRAMS

         In 1999, the Board of Directors adopted the 2000 Management Incentive Program (covering fiscal year 2000) by readopting the basic terms of the prior year Management Incentive Program with new performance targets. An incentive program for the 2002 fiscal year was also approved for the Chief Executive Officer and the Executive Officers identified in the previous section entitled "Information Concerning Directors and Executive Officers".

EMPLOYMENT AGREEMENTS

         Effective October 1, 2002 the Company entered into a new employment agreement with Mr. Cree following the expiration of his 1999 employment agreement. The term of the agreement is one year commencing October 1, 2002, and it provides for a base annual salary of $190,000. Effective January 1, 2003 this base annual salary was $265,000. Initially the agreement was for Mr. Cree's role as EVP Business Development but is now for his role as CEO. In addition, Mr. Cree receives vacation time and other benefits commensurate with his position. Mr. Cree will not receive compensation for his participation on the Board of Directors of the Company or any of its subsidiaries. Under the employment agreement, the Company may terminate Mr. Cree's employment at any time, with or without "cause" (as defined in the employment agreement). If the employment agreement is terminated by the Company without cause or by Mr. Cree for good reason (as defined in the agreement), he will continue to receive his salary and will continue to participate in the Company benefit plans (as defined in the agreement) for a period of one year. If, during the term of the employment agreement, Mr. Cree voluntarily resign after a change of control of the Company (as defined in the agreement), he will receive his salary and will continue to participate in the Company benefit plans for eighteen months in lieu of any unexpired term of the employment agreement. Mr. Cree has agreed, following termination, not to disclose confidential information about the Company to any third party, and not to compete against the Company for two years.

         The Company entered into an employment agreement with Mr. Meitzner in September 2002, replacing an agreement that expired in August of the same year. The term of the agreement is one year with an initial base annual salary of $165,000. Effective January 1, 2003 this base annual salary was $205,000. Initially this agreement was for Mr. Meitzner's position as EVP-Sales and Operations but is now for his role as President. Mr. Meitzner will receive vacation time and other benefits commensurate with this position. Under the employment agreement, the Company may terminate Mr. Meitzner's employment at any time, with or without "cause" (as defined in the employment agreement). If the employment agreement is terminated by the Company without cause or by Mr. Meitzner for good reason (as defined in the agreement), he will continue to receive his salary and will continue to participate in the Company benefit plans (as defined in the agreement) for a period of one year. If, during the term of the employment agreement, Mr. Meitzner voluntarily resign after a change of control of the Company (as defined in the agreement), he will receive his salary and will continue to participate in the Company benefit plans for one year in lieu of any unexpired term of the employment agreement. As part of the employment agreement, Mr. Meitzner has agreed not to disclose confidential information about the Company to any third party, and not to compete against the Company, in each case for the duration of his employment with the Company plus two years.

         The Company entered into an employment agreement with Mr. Schopfer in December 2002, replacing an earlier expired agreement. The term of the agreement is eighteen months and it provides for a base annual salary of $200,000. Mr. Schopfer will receive vacation time and other benefits commensurate with this position. Under the employment agreement, the Company may terminate Mr. Schopfer's employment at any time, with our without "cause" (as defined in the employment agreement). If the employment agreement is terminated by the Company without cause or by Mr. Schopfer for good reason (as defined in the agreement), he will continue to receive his salary and will continue to participate in the Company benefit plans (as defined in the agreement) for a period of nine months. If, during the term of the employment agreement, Mr. Schopfer voluntarily resign after a change of control of the Company (as defined in the agreement), he will receive his salary and will continue to participate in the Company benefit plans for eighteen months in lieu of any unexpired term of the employment agreement. Mr. Schopfer has agreed, following termination, not to disclose confidential information about the Company to any third party, and not to compete against the Company for two years.

         The Company entered into a new employment agreement with Mr. Larkin dated January 1, 2002 for a one year term having automatic one year renewals unless otherwise terminated on or before 90 days prior to the end of each calendar year. The agreement automatically renewed on January 1, 2003 with a base annual salary of $250,000. Under this agreement Mr. Larkin will receive vacation time and other benefits commensurate with this position. Mr. Larkin will not receive compensation for his participation on the Board of Directors of the Company or any of its subsidiaries. Under the employment agreement, the Company may terminate Mr. Larkin's employment at any time, with or without "cause" (as defined in the employment agreement.) If the employment agreement is terminated by the Company without cause or by Mr. Larkin for good reason (as defined in the agreement), he will continue to receive his salary and will continue to participate in the Company benefit plans (as defined in the agreement) for a period of one year. If, during the term of the employment agreement, Mr. Larkin voluntarily resign after a change of control of the Company (as defined in the agreement), he will receive his salary and will continue to participate in the Company benefit plans for twenty-four months in lieu of any unexpired term of the employment agreement. Further, in the event of a change of control any stock options previously granted will be fully vested. As part of the employment agreement, Mr. Larkin has agreed not to disclose confidential information about the Company to any third party and not to compete against the Company, in each case for the duration of his employment with the Company plus two years.

         The Company entered into an employment agreement with Mr. Johnson in May, 2002. The term of the agreement is one year and it provides for a base annual salary of $163,000. Mr. Johnson will receive vacation time and other benefits commensurate with this position. Under the employment agreement, the Company may terminate Mr. Johnson's employment at any time, with our without "cause" (as defined in the employment agreement). If the employment agreement is terminated by the Company without cause or by Mr. Johnson for good reason (as defined in the agreement), he will continue to receive his salary and will continue to participate in the Company benefit plans (as defined in the agreement) for a period of one year. If, during the term of the employment agreement, Mr. Johnson voluntarily resign after a change of control of the Company (as defined in the agreement), he will receive his salary and will continue to participate in the Company benefit plans for twelve months in lieu of any unexpired term of the employment agreement. Mr. Johnson has agreed, following termination, not to disclose confidential information about the Company to any third party, and not to compete against the Company for two years.

REPORT BY THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee recognizes that the success of the Company, including its ability to expand its service offerings and its markets and to maintain existing contracts and customer relationships, is dependent on the performance of its employees. As a result, the Compensation Committee has adopted the following executive compensation policies:

         o The Company's executive compensation policies should balance the long-term and short-term goals of the Company. They should encourage growth and yet reward current profitability.

         o Base salaries should be at or close to market but salaries should be enhanced by bonus plans and stock option incentives to meet or exceed Company goals, should reward both group and individual performances, and should be flexible in their design and application.

         o Stock options should be awarded to reward performance and to align executives' interests with those of shareholders.

         The Compensation Committee believes its executive compensation program effectively serves the interests of shareholders by allowing the Company to attract and retain talented executive personnel who have incentives to perform at the highest levels. Due to the level of compensation received by the executive officers of the Company, the Committee has not yet deemed it necessary to adopt a policy regarding the one million dollar limit on deductibility of certain executive compensation under Section 162 (m) of the Internal Revenue Code.

         CEO Compensation. Mr. Richard E. Cree has served as the Company's Chief Executive Officer since November 2002. Prior to that, he served as the Company's EVP Business Development. From June 1999 through March 2000, he was Chief Operating Officer. For fiscal 2003, Mr. Cree's base salary is $265,000. The Compensation Committee will continue to review all aspects of Mr. Cree's compensation annually to establish goals for the ensuing fiscal year against which his performance and adjustments to compensation will be evaluated. For fiscal 2003, Mr. Cree has been given the opportunity to receive a bonus based upon performance targets.

         In summary, the Committee believes that its policy of linking executive compensation to individual and Company performance was met. The Committee believes that the Company's compensation levels adequately reflect its philosophy. In addition, the Committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.


                                                   Compensation Committee


                                                   James L. Mann (Chairman)
                                                   W. P. Buckthal
                                                   Robert A. Geist

REPORT BY THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight and review of the Company's accounting functions and internal controls. The Audit Committee is comprised solely of independent directors and is governed by a written charter adopted and approved by the Board of Directors in June 2002. Each of the members of the Audit Committee is independent as defined by Company policy and the National Association of Securities Dealers listing standards.

         The responsibilities of the Audit Committee include recommending to the Board an accounting firm to serve as the Company's independent accountants. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with the Company management, the Company internal audit personnel, and the independent accountants regarding the following:

         o The plan for, and the independent accountants' report on, each audit of the Company's financial statements;

         o The Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders, as well as the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel;

         o Changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements, and recent developments in accounting rules;

         o The establishment and maintenance of an environment at the Company that promotes ethical behavior.

         This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter.

         The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for fiscal year 2002. First, the Audit Committee discussed with KPMG, the Company's independent auditors for fiscal year 2002, those matters KPMG communicated to and discussed with the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with KPMG the matters required to be discussed by Statement or Auditing Standards No. 61, as amended. Third, the Audit Committee discussed KPMG's independence with KPMG and received the written disclosure and a letter from KPMG regarding independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This discussion and disclosure informed the Audit Committee of KPMG's independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with Company management and KPMG, the Company's audited consolidated balance sheets at December 31, 2002, and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2002. Based on the discussions with KPMG concerning the audit, the independent discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K include these financial statements.



                                               Audit Committee


                                               Martin T. Hart (Chairman)
                                               Daniel J. Taylor
                                               John H. Burbank, III

STOCK PRICE PERFORMANCE GRAPH

         The following graph presents the cumulative total yearly stockholder return for the Common Stock compared with the cumulative total return on NASDAQ Market Index and the NASDAQ Telecommunications Stock Index. The graph assumes that $100 was invested on July 31, 1997, and that all dividends were reinvested.

                                 T-NETIX, INC.

                            STOCK PRICE PERFORMANCE
                        JULY 31, 1997--DECEMBER 31, 2002


                                               CUMULATIVE TOTAL RETURN
                             ------------------------------------------------------------
                              7/97     7/98     12/98    12/99    12/00    12/01    12/02
                             ------   ------   ------   ------   ------   ------   ------
T-NETIX, INC                 100.00   100.00    62.50    54.30    25.79    41.63    25.13
NASDAQ STOCK MARKET (U.S.)   100.00   117.69   139.62   258.94   155.88   123.67    85.50
NASDAQ TELECOMMUNICATIONS    100.00   165.67   195.41   349.28   148.87    99.64    45.90

T-NETIX STOCK PERFORMANCE ANALYSIS

                      T-NETIX, INC.                    NASDAQ STOCK MARKET             NASDAQ TELECOMMUNICATIONS
              --------------------------------   --------------------------------   -------------------------------
DATE          CLOSING PRICE   INVESTMENT VALUE   CLOSING PRICE   INVESTMENT VALUE   CLOSING PRICE  INVESTMENT VALUE
----          -------------   ----------------   -------------   ----------------   -------------  ----------------
07/31/1997        $ 8.00         $ 100.00           1,593.81          $100.00           264.92        $ 100.00
07/31/1998        $ 8.00         $ 100.00           1,872.39          $117.69           428.63        $ 165.67
12/31/1999        $ 4.34         $  54.30           4,069.31          $258.94         1,015.40        $ 349.28
12/31/2000        $ 2.06         $  25.79           2,470.52          $155.88           463.44        $ 148.87
12/31/2001        $ 3.33         $  41.63           1,950.40          $123.67           236.63        $  99.64
12/31/2002        $ 2.01         $  25.13           1,335.51          $ 85.50           108.79        $  45.90

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Any transactions between the Company and its officers, directors, employees, and affiliates that are outside the scope of the Company's employment relationship with such persons will be subject to approval of a majority of the disinterested members of the Board of Directors based upon a determination that the terms are at least as favorable to the Company as those that could be obtained from unrelated parties. The Company believes that the following transaction was in its best interests:

         The Company issued a subordinated note payable of $3.75 million, due April 30, 2001, to a director and significant shareholder of the Company. The note, repaid when the Company obtained new financing in November 2002, bore interest at prime rate plus one percent every six months. The lender received warrants, immediately exercisable, to purchase 25,000 shares of common stock at an exercise price of $6.05 per share for a period of five years. This note was extended in April 2001 to April 2002 at which time the lender received additional warrants, immediately exercisable, to purchase 25,000 shares of common stock at an exercise price of $2.75 per share for a period of five years. In March 2002, this note was extended to July 2002. In April 2002 this note was extended to February 2003 to facilitate the refinancing of our overall financing structure. Additional warrants to purchase 18,223 shares of common stock at an exercise price of $2.75, on the previous terms, were issued related to this extension.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 2002, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements, except that Daniel M. Carney inadvertently filed a Form 4 late and each of Thomas E. Larkin, Richard E. Cree, Henry G. Schopfer, III and Wayne A. Johnson, II inadvertently filed their Form 5's related to fiscal year 2002 late.

INDEPENDENT AUDITOR

         The Company anticipates that representatives of KPMG LLP, the Company's independent auditor for its fiscal year ended December 31, 2002, will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, the representatives of KPMG LLP will be afforded an opportunity to make a statement if they so desire.

         At this time, the Company has not selected an independent auditor for its fiscal year December 31, 2003.

FEES PAID TO OUR INDEPENDENT AUDITORS

         The aggregate fees billed for professional services rendered by KPMG LLP for its audit of the Company's annual financial statements for the year ending December 31, 2002, and its reviews of the financial statements included in the Company's Forms 10-Q for that year, and all other audit related fees were $195,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         KPMG LLP billed no fees to the Company for financial information systems design and implementation during the year ending December 31, 2002.

ALL OTHER FEES

         KPMG LLP rendered certain other professional services during the year ended December 31, 2002 for aggregate fees of $163,000. These services included audit related services for pension and statutory audits and tax advisory and sales and use tax compliance.

AUDITOR INDEPENDENCE

         The Audit Committee has determined that while KPMG LLP provided other professional services to the Company other than those related to the audit, KPMG LLP has maintained its independence as the Company's principal auditor.

                         PROPOSAL--ELECTION OF DIRECTORS

         At the Annual Meeting, four directors will be elected each to hold office until the Company's 2006 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. All of the nominees are currently directors of the Company. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline to serve or is unable to serve, proxies may be voted for the election of a substitute nominee, or the Board may reduce the number of directors to be elected.

         The shares of Common Stock represented by the enclosed proxy will be voted for by election to the Board of the four nominees named below, unless a vote is withheld from one or more individual nominees. If any nominee declines to serve or is unable to serve, or if a vacancy should occur before election, shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Annual Meeting is required for election of directors.

         THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS ARE THE FOLLOWING:
MARTIN T. HART, JOHN H. BURBANK, III, W.P. BUCKTHAL AND B. HOLT THRASHER.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MARTIN T. HART, JOHN H. BURBANK, III, W.P. BUCKTHAL AND B. HOLT THRASHER.

                              STOCKHOLDER PROPOSALS

         Pursuant to regulations of the SEC, proposals of stockholders that are intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before January 28, 2004, in order to be included in the proxy statement and form of proxy relating to the 2004 Annual Meeting of stockholders. In addition, the Company's Bylaws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance written notice to the Secretary of the Company with respect to such proposal or nominee. The Company's Bylaws generally require that written notice be delivered to the Secretary of the Company at the Company's principal executive offices not less than 120 days nor more than 180 days prior to the anniversary of the preceding year's annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the director nominee. For the 2004 Annual Meeting of stockholders, the Secretary of the Company must receive written notice on or after November 29, 2003, and on or before January 28, 2004. A copy of the Company's Bylaws is available upon request from the Secretary of the Company.

                                  ANNUAL REPORT

         The Company's Annual Report to Stockholders for the year ended December 31, 2002, is being mailed to stockholders of record as of the close of business on March 26, 2003, together with this Proxy Statement. Additional copies may be obtained by written request to the address indicated below. The Annual Report is not part of the proxy solicitation materials.

         UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC. IF YOU WOULD LIKE A COPY OF THIS ANNUAL REPORT ON FORM 10-K, PLEASE SEND A WRITTEN REQUEST TO THE COMPANY AT 2155 CHENAULT DRIVE, SUITE 410, CARROLLTON, TEXAS 75006, ATTENTION: SECRETARY OR PLEASE CALL (972) 241.1535.

                 MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

         To reduce the expense of delivering duplicate proxy materials, the Company will deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. If a stockholder shares an address with another stockholder and has received only one set of proxy materials, the stockholder may request a separate copy of these materials at no cost to you by sending a written request to the Company at 2155 Chenault Drive, Suite 410, Carrollton, Texas 75006, Attention: Secretary or please call (972) 241.1535. Additionally, a stockholder may request only one set of proxy materials by calling the number above or writing to the address given above.

                                   OTHER ITEMS

         The Board does not intend to present further items of business to the meeting and knows of no such items that will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.


                                            By Order of the Board of Directors,



                                            /s/ Wayne A. Johnson, II
                                            -----------------------------------
                                            WAYNE A. JOHNSON, II
                                            Corporate Secretary

Carrollton, Texas
April 10, 2003

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THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE                        Please Mark Here for
REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"                        Address Change or     [ ]
THE PROPOSAL. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.                           Comments
                                                                                                     SEE REVERSE SIDE


IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" THE PROPOSAL.

To elect as directors the nominees listed below:

          FOR all nominees          WITHHOLD AUTHORITY
       listed below (except as    to vote for all nominees
       marked to the contrary).        listed below.
               [ ]                          [ ]                           I/We Do [ ]     Do Not [ ] Expect to attend this meeting

Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY                        By checking the box to the right, I consent to future  [ ]
             INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH                    delivery of annual reports, proxy statements,
             THAT NOMINEE'S NAME IN THE LIST BELOW:                       prospectuses and other materials and shareholder
                   01 MARTIN T. HART                                      communications electronically via the Internet at a
                   02 JOHN H. BURBANK, III                                webpage which will be disclosed to me. I understand
                   03 W.P. BUCKTHAL                                       that the Company may no longer distribute printed
                   04 B. HOLT THRASHER                                    materials to me from any future shareholder meeting
                                                                          until such consent is revoked. I understand that I
                                                                          may revoke my consent at any time by contacting the
                                                                          Company's transfer agent, Mellon Investor Services
                                                                          LLC, Ridgefield Park, NJ and that costs normally
                                                                          associated with electronic delivery, such as usage
                                                                          and telephone charges as well as any costs I may
                                                                          incur in printing documents, will be my responsibility.

                                                                                WITNESS my hand this    day of               , 2002
                                                                                                    ----       --------------

                                                                                ---------------------------------------------------

                                                                                ---------------------------------------------------
                                                                                        Signature of Stockholder(s)

                                                                               (PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN
                                                                                SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                TRUSTEE OR GUARDIAN, GIVE FULL TITLE AS SUCH. IF A
                                                                                CORPORATION, PLEASE AFFIX CORPORATE SEAL. IF A
                                                                                PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
 WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND    AUTHORIZED PERSONS. IF JOINT TENANTS, EACH JOINT
RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.    TENANT SHOULD SIGN.)

------------------------------------------------------------------------------------------------------------------------------------
                                                o FOLD AND DETACH HERE o

                                         VOTE BY INTERNET OR TELEPHONE OR MAIL
                                             24 HOURS A DAY, 7 DAYS A WEEK

                         INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME
                                         THE DAY PRIOR TO ANNUAL MEETING DAY.

        YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

---------------------------------------       ---------------------------------------       ---------------------------------------
               INTERNET                                    TELEPHONE                                        MAIL
     http://www.eproxy.com/tntx                         1-800-435-6710

  Use the Internet to vote your proxy.          Use any touch-tone telephone to                        Mark, sign and date
  Have your proxy card in hand when       OR    vote your proxy. Have your proxy         OR                your proxy card
  you access the web site. You will be          card in hand when you call. You will                           and
  prompted to enter your control                be prompted to enter your control                        return it in the
  number, located in the box below, to          number, located in the box below,                     enclosed postage-paid
  create and submit an electronic               and then follow the directions                              envelope.
  ballot.                                       given.
---------------------------------------       ---------------------------------------       ---------------------------------------

                                         IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                             YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.
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REVOCABLE PROXY                                                 REVOCABLE PROXY

                                  T-NETIX, INC.

                     SOLICITED BY THE BOARD OF DIRECTORS FOR
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 28, 2003

     The undersigned holder of common stock of T-NETIX, Inc., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and, revoking any proxy heretofore given, hereby appoints Daniel M. Carney and Richard E. Cree, and each of them, with full power to each of substitution, as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 26, 2003, at the Annual Meeting of Stockholders of the Company to be held at the Hotel Intercontinental Dallas, 15201 Dallas Parkway, Addison, TX75001, on May 28, 2003, at 10:00 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting.
All properly executed proxies will be voted as indicated.


                          (CONTINUED ON REVERSE SIDE.)

    ------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
    ------------------------------------------------------------------------




    ------------------------------------------------------------------------



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                            o FOLD AND DETACH HERE o

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             YOU CAN NOW ACCESS YOUR T-NETIX, INC. ACCOUNT ONLINE.

Access your T-NETIX, Inc. shareholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for T-NETIX, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

                o  View account status                          o View payment history for dividends
                o  View certificate history                     o Make address changes
                o  View book-entry information                  o Obtain a duplicate 1099 tax form
                                                                o Establish/change your PIN

                              VISIT US ON THE WEB AT http://www.melloninvestor.com
                                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN             STEP 2: LOG IN FOR ACCOUNT ACCESS          STEP 3: ACCOUNT STATUS SCREEN
You must first establish a Personal Identification     You are now ready to log in. To access     You are now ready to access your
Number (PIN) online by following the directions        your account please enter your:            account information. Click on the
provided in the upper right portion of the web                                                    appropriate button to view or
screen as follows. You will also need your Social      o SSN or Investor ID                       initiate transactions.
Security Number (SSN) or Investor ID available to      o PIN
establish a PIN.                                       o Then click on the SUBMIT button          o Certificate History
                                                                                                  o Book-Entry Information
THE CONFIDENTIALITY OF YOUR PERSONAL INFORMATION IS                                               o Issue Certificate
PROTECTED USING SECURE SOCKET LAYER (SSL)              If you have more than one account,         o Payment History
TECHNOLOGY.                                            you will now be asked to select the        o Address Change
                                                       appropriate account.                       o Duplicate 1099
o SSN or Investor ID
o PIN
o Then click on the ESTABLISH PIN button

Please be sure to remember your PIN, or maintain
it in a secure place for future reference.
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              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME